UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23 2022

LiqTech International, Inc.
(Exact name of registrant as specified in charter)

Nevada	001-36210	20-1431677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Industriparken 22C, 2750 Ballerup, Denmark
(Address of principal executive offices)

+45 3131 5941
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LIQT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the  Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, the Company’s board of directors (the “Board”) appointed Alexander J. Buehler, a member of the Company’s Board, to act as Interim Chief Executive Officer and on March 22, 2022, the compensation committee of the Board approved that Mr. Buehler will be granted on his last day of service as Interim Chief Executive Officer, $17,957 of restricted shares of the Company’s common stock for each week of service (a total of $933,750 annualized), all of which shall vest on January 1, 2023. The number of restricted shares to be granted will be determined on Mr. Buehler’s last day of service as Interim Chief Executive Officer. The number of restricted shares that Mr. Buehler will receive on such date was to be calculated based on the closing sale price of the Company’s common stock on the NASDAQ Stock Market on March 29, 2022. On June 23, 2022, the compensation committee of the Board approved an amendment to the terms of this grant, such that the number of restricted shares that Mr. Buehler will receive will be calculated based on the average closing sale price of the Company’s common stock on the NASDAQ Stock Market for May 13, 2022 through June 2, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LIQTECH INTERNATIONAL, INC.

Date: June 29, 2022	/s/ Simon Stadil
Simon Stadil
Chief Financial Officer